Exhibit 3.26
OPERATING AGREEMENT
FOR
HANSEN QUALITY, LLC,
a California limited liability company

TABLE OF CONTENTS
FOR OPERATING AGREEMENT OF
HANSEN QUALITY, LLC

ARTICLE 1 DEFINITIONS		1

1.1	“Act”	1
1.2	“Adjusted Capital Account Deficit”	1
1.3	“Affiliate”	1
1.4	“Agreement”	2
1.5	“Articles”	2
1.6	“Arms-Length Transaction”	2
1.7	“Bankruptcy”	2
1.8	“Capital Account”	2
1.9	“Capital Contributions”	3
1.10	“Code”	3
1.11	“Company”	3
1.12	“Company Minimum Gain”	3
1.13	“Corporations Code”	3
1.14	“Dissolution Event”	3
1.15	“Distributable Cash”	3
1.16	“Economic Interest”	3
1.17	“Economic Interest Owner”	3
1.18	“Effective Date”	4
1.19	“FNIS”	4
1.20	“Fiscal Year”	4
1.21	“Former Member”	4
1.22	“Former Member’s Interest”	4
1.23	“Gross Asset Value”	4
1.24	“Hansen Employment Agreement”	5
1.25	“Hansen Quality”	5
1.26	“Hansen Trust”	5
1.27	“Interim Period”	5
1.28	“Majority Interest” or “Majority in Interest”	5
1.29	“Member”	5
1.30	“Member Nonrecourse Debt”	5
1.31	“Member Nonrecourse Deductions”	5
1.32	“Membership Interest”	5
1.33	“Net Profits” and “Net Losses”	5
1.34	“Nonrecourse Deductions”	6
1.35	“Nonrecourse Liability”	6
1.36	“Percentage Interest”	6
1.37	“Person”	6
1.38	“Preferred Return”	6
1.39	“Regulations”	6
1.40	“Remaining Members”	7
1.41	“Reserve”	7
1.42	“Transfer”	7

ARTICLE 2 COMPANY PURPOSES		7

i

2.1	General	7

ARTICLE 3 ORGANIZATIONAL MATTERS		7

3.1	Formation	7
3.2	Name	7
3.3	Statutory Filings	8
3.4	Principal Office	8
3.5	Term	8
3.6	Office and Agent	8
3.7	Addresses of the Members	8

ARTICLE 4 CAPITAL CONTRIBUTIONS		8

4.1	Initial Capital Contributions	8
4.2	Additional Capital Contributions	8
4.3	Voluntary Capital Contributions	9
4.4	Capital Accounts	9
4.5	No Interest	9
4.6	Withdrawals of Capital	9
4.7	Loans	9

ARTICLE 5 MEMBERS		9

5.1	Limited Liability	9
5.2	Admission of Additional Members	9
5.3	Withdrawals or Resignations	9
5.4	Termination of Membership Interest	9
5.5	Voting Rights	9
5.6	Meetings of Members	10
	5.6.1 Date, Time and Place of Meetings of Members; Secretary	10
	5.6.2 Power to Call Meetings	10
	5.6.3 Notice of Meeting	10
	5.6.4 Waiver of Notice or Consent	10
	5.6.5 Action by Written Consent without a Meeting	10
	5.6.6 Meetings Other than In-Person	11
	5.6.7 Record Date	11
	5.6.8 Other Procedures; Proxies	11
5.7	Certificate of Membership Interest	11
	5.7.1 Certificate	11
	5.7.2 Cancellation of Certificate	12
	5.7.3 Replacement of Lost, Stolen, or Destroyed Certificate	12

ARTICLE 6 MANAGEMENT AND CONTROL OF THE COMPANY		12

6.1	Management of the Company	12
6.2	Officers	12
	6.2.1 Appointment of Officers	12
	6.2.2 Removal	13
	6.2.3 Resignation	13
	6.2.4 Vacancy	13
	6.2.5 Salaries of Officers	13
	6.2 6 Duties and Powers of the Chairperson	14
	6.2.7 Duties and Powers of the Chief Executive Officer	14
	6.2.8 Duties and Powers of the President	14

	6.2.9 Duties and Powers of Chief Operating Officer	15
	6.2.10 Duties and Powers of Chief Technical Officer	15
	6.2.11 Duties and Powers of Vice-President	15
	6.2.12 Duties and Powers of Secretary	15
	6.2.13 Duties and Powers of Chief Financial Officer	16
	6.2.14 Acts of Officers as Conclusive Evidence of Authority	17
	6.2.15 Limited Liability	17
6.3	Manager(s)	17
6.4	Handling Funds	17
6.5	General Fiduciary Duty	17
6.6	Devotion of Time	17
6.7	Performance of Duties; Liability of Members	17
6.8	Limited Liability	18
6.9	Competing Activities	18
6.10	Transactions Between the Company and a Member	19

ARTICLE 7 ALLOCATIONS OF NET PROFIT AND NET LOSSES		19

7.1	Allocations of Net Profit and Net Loss	19
	7.1.1 Net Loss	19
	7.1.2 Net Income	20
7.2	Special Allocations	20
	7.2.1 Minimum Gain Chargeback	20
	7.2.2 Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt	20
	7.2.3 Nonrecourse Deductions	21
	7.2.4 Member Nonrecourse Deductions	21
	7.2.5 Qualified Income Offset	21
	7.2.6 Recapture	21
	7.2.7 Code Section 754 Adjustment	21
	7.2.8 Tax Allocations	22
7.3	Code § 704(c) Allocations	22
7.4	Allocation of Net Profits and Losses and Distributions in Respect of a Transferred Interest	22
7.5	Curative Allocations	23
7.6	Obligations of Members to Report Allocations	23

ARTICLE 8 DISTRIBUTIONS		23

8.1	Minimum Distribution	23
8.2	Distribution of Cash by the Company	24
8.3	Form of Distribution	24
8.4	Other Distribution Limitations	24
8.5	Return of Distributions	24

ARTICLE 9 TRANSFERS OF INTERESTS		25

9.1	“Hansen’s Family”	25

ARTICLE 10 SPECIAL POWER OF ATTORNEY		25

10.1	Attorney-in-Fact	25
10.2	Special Provisions	26
10.3	Signatures	26

ARTICLE 11 CONSEQUENCES OF DISSOLUTION EVENT		26

11.1	Dissolution Event	26
11.2	Purchase Price	26
11.3	Notice of Intent to Purchase	26
11.4	Election to Purchase Less Than All of the Former Member’s Interest	26
11.5	Payment of Purchase Price	27
11.6	Closing of Purchase of Former Member’s Interest	27
11.7	Purchase Terms Varied by Agreement	27

ARTICLE 12 ACCOUNTING, RECORDS, REPORTING		27

12.1	Books and Records	27
12.2	Delivery to Members and Inspection	28
12.3	Annual Statements	29
12.4	Filings	29
12.5	Tax Matters for the Company Handled by Tax Matters Partner	29
12.6	Code § 754 Election	29

ARTICLE 13 DISSOLUTION AND WINDING UP		30

13.1	Dissolution	30
13.2	Certificate of Dissolution	30
13.3	Winding Up	30
13.4	Distributions in Kind	30
13.5	Order of Payments Upon Dissolution	31
13.6	Payment of Liabilities	31
13.7	Compliance with Regulations	31
13.8	Limitations on Payments Made in Dissolution	31
13.9	Certificate of Cancellation	32
13.10	No Action for Dissolution	32

ARTICLE 14 INDEMNIFICATION AND INSURANCE		32

14.1	Definitions	32
	14.1.1 “Expenses”	32
	14 1.2 “Proceeding”	32
14.2	Indemnification of Members and Officers	32
14.3	Successful Defense	33
14.4	Determination of Conduct	33
14.5	Payment of Expenses in Advance	33
14.6	Indemnification of Other Agents	34
14.7	Indemnity Not Exclusive	34
14.8	Insurance	34
14.9	Heirs, Executors and Administrators	35
14.10	Right to Indemnification Upon Application	35
14.11	Limitations on Indemnification	35
14.12	Partial Indemnification	35

ARTICLE 15 INVESTMENT REPRESENTATIONS		36

15.1	Preexisting Relationship or Experience	36
15.2	No Advertising	36
15.3	Investment Intent	36
15.4	Accredited Investor	36
15.5	Residency	36
15.6	Economic Risk	36

15.7	No Registration of Membership Interest	36
15.8	Membership Interest in Restricted Security	37
15.9	No Obligation to Register	37
15.10	No Disposition in Violation of Law	37
15.11	Legends	37
15.12	Investment Risk	38
15.13	Investment Experience	38
15.14	Restrictions on Transferability	38
15.15	Information Reviewed	38
15.16	No Representations By Company	38
15.17	Consultation with Attorney	38
15.18	Tax Consequences	38
15.19	No Assurance of Tax Benefits	39
15.20	Indemnity	39

ARTICLE 16 MEDIATION OF DISPUTES		39

16.1	Agreement to Use Procedure	39
16.2	Initiation of Procedure	39
16.3	Direct Negotiations	40
16 4	Mediator Selection	40
16.5	Mediation Time and Place	40
16.6	Information Exchange	40
16.7	Summary of Views	40
16.8	Parties to be Represented	40
16.9	Conduct of Mediation	41
	16.9.1 Mediation Format	41
	16.9.2 Commitment to Participate in Mediation in Good Faith	41
16.10	Termination of Procedure	41
	16.10.1 Procedure to Terminate Mediation	41
	16.10.2 If Dispute Is Not Resolved	41
16.11	Additional Proceedings	41
16.12	Mediation Fees; Disqualification	42
16.13	Confidentiality	42

ARTICLE 17 MISCELLANEOUS		42

17.1	Complete Agreement	42
17.2	Binding Effect	42
17.3	Parties in Interest	42
17.4	Pronouns; Statutory References	42
17.5	Headings	43
17.6	Interpretation	43
17.7	References to this Agreement	43
17.8	Jurisdiction	43
17.9	Exhibits	43
17.10	Severability	43
17.11	Additional Documents and Acts	43
17.12	Notices	43
17.13	Amendments	43
17.14	Reliance on Authority of Person Signing Agreement	44
17.15	Waiver of Action for Partition	44
17 16	Multiple Counterparts	44
17.17	Attorney Fees	44
17.18	Time is of the Essence	44

v

17.19	Governing Law	44
17.20	Remedies Cumulative	44

OPERATING AGREEMENT
FOR
HANSEN QUALITY, LLC,
a California limited liability company
     This Operating Agreement, dated for reference purposes only May 22, 2002, is made by Hansen Quality Loan Services, a California corporation (“Hansen Quality”) and Gregory F. Hansen and Kathleen Hansen, as Trustees of the Hansen Family Trust dated April 4, 1997, Trust 3 (the “Hansen Trust”) with reference to the following facts:
     NOW, THEREFORE, the Members, intending to be legally bound, hereby agree to the following:
1. Definitions. Words or phrases having their initial letter capitalized in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the respective meanings set forth below. The following definitions are for the convenience of the reader of this document, and they are not intended to be an exhaustive list of the definitions used herein.
     1.1 “Act” means the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, § 17100 et seq., as the same may be amended from time to time.
     1.2 “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
          1.2.1 Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(l) and 1.704-2(i)(5); and
          1.2.2 Debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(ii)(d)(5) and 1.7041(b)(2)(iii)(d)(6) of the Treasury Regulations.
     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.
     1.3 “Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person or a member of such specified Person’s immediate family. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. From and after the Closing, the Company shall be an Affiliate of Fidelity.

     1.4 “Agreement” means this Operating Agreement, as originally executed and as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.
     1.5 “Articles” means the Articles of Organization for the Company filed with the California Secretary of State’s office promptly after the execution of this Agreement, as they may be amended from time to time.
     1.6 “Arms-Length Transaction”: means money, services or products provided (a) (i) to the Company by an Affiliate of it or by an Affiliate of a Member, or (ii) by the Company to an Affiliate of it or an Affiliate of a Member, (b) pursuant to an agreement that (i) is, on an overall basis, fair and reasonable to the Company, and (ii) contains terms that are at least as favorable to the Company as those that would be available from Persons capable of similarly providing them in similar transactions.
     1.7 “Bankruptcy” means: (a) the filing of an application by a Member for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his or her debts as the debts become due within the meaning of § 303(h)(l) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.
     1.8 “Capital Account” means, with respect to any Member, the capital account of that Member determined from the inception of the Company strictly in accordance with the rules set forth in Section 1.704-l(b)(2)(iv) of the Treasury Regulations. In accordance with that Section of the Treasury Regulations, a Member’s Capital Account shall be equal to the amount of money contributed by the Member and the initial Gross Asset Value of any property contributed by the Member, increased by (a) allocations of Net Income to the Member, and (b) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member, and decreased by (v) the amount of money distributed to the Member, (w) the Gross Asset Value of any property distributed to the Member by the Company, (x) the Member’s share of expenditures of the Company described in Section 705(a)(2)(B) of the Code (including, for this purpose, losses which are nondeductible under Section 267(a)(l) or Section 707(b) of the Code), (y) the Net Losses allocated to the Member, and (z) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. In addition, the Capital Accounts of Members may be adjusted by a Majority in Interest of the Members to reflect a revaluation of Company assets pursuant to Section 2.16(b) or 2.16(c). The Capital Account of a Member shall be further adjusted as required by Section 1.704-l(b)(2)(iv) of the Treasury Regulations. To the extent that anything contained herein shall be inconsistent with Section 1.704-l(b)(2)(iv) of the Treasury
Operating Agreement for Hansen Quality, LLC

Regulations, the Treasury Regulations shall control. The Capital Account of an Assignee shall be the same as the Capital Account of the Member from whom the Assignee acquired its Interest, as further adjusted pursuant to this Section 1.8.
     1.9 “Capital Contributions” means the total value of cash and fair market value of property contributed to the Company by Members with respect to a Membership Interest (net of liabilities secured by such contributed property that the Company is considered to assume or take “subject to” under Code § 752). The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be included in the Capital Account until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations § 1.704-l(b)(2)(iv)(d)(2).
     1.10 “Code” means the internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.
     1.11 “Company” means Hansen Quality, LLC, the limited liability company formed as a result of the filing of the Articles.
     1.12 “Company Minimum Gain” shall have the meaning ascribed to the term “Partnership Minimum Gain” in the Regulations § 1.704-2(d).
     1.13 “Corporations Code” means the California Corporations Code, as amended from time to time, and the provisions of succeeding law.
     1.14 “Dissolution Event” means, with respect to any Member, the Bankruptcy or dissolution of any Member; provided, however, that no “dissolution” shall be deemed to have occurred if the dissolution of the Member occurs in connection with a merger, reorganization, or other transaction in which the obligations of the dissolving Member are assumed by another Person.
     1.15 “Distributable Cash” means the amount of cash from any source that a Majority in Interest of the Members deems available for distribution to the Members, after considering the Reserve and the purposes of this Company.
     1.16 “Economic Interest” means a Member’s or Economic Interest Owner’s share of the Company’s Net Income, Net Losses, and distributions of the Company’s assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management, or except as required by § 17106 of the Corporations Code and where that requirement cannot be waived by the Operating Agreement, any right to information concerning the business and affairs of Company.
     1.17 “Economic Interest Owner” means the owner of an Economic Interest who is not a Member.
Operating Agreement for Hansen Quality, LLC

     1.18 “Effective Date” means the date that the Articles are originally filed with the California Secretary of State.
     1.19 “FNIS” means Fidelity National Information Solutions, a Delaware corporation.
     1.20 “Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.
     1.21 “Former Member” shall have the meaning ascribed to it in Section 11.1.
     1.22 “Former Member’s Interest” shall have the meaning ascribed to it in Section 11.1.
     1.23 “Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
          1.23.1 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by consent of at least three-fourth (3/4) of the Percentage Interests of the Members or, absent such consent, by outside appraisal (with Company paying the cost of that appraisal);
          1.23.2 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, determined by consent of at least three-fourth (3/4) of the Percentage Interests of the Members or, absent such consent, by outside appraisal (with Company paying the cost of that appraisal), with that adjustment being made at the request of any Member as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (c) liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);
          1.23.3 The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such assets on the date of distribution as determined by consent of at least three-fourth (3/4) of the Percentage Interests of the Members or, absent such consent, by outside appraisal (with Company paying the cost of that appraisal); and
          1.23.4 The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.23 to the extent it is determined by a Majority in Interest of the Members that an adjustment pursuant to Section 1.23.2 hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.23.4.
Operating Agreement for Hansen Quality, LLC

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections 1.23.1, 1.23.2, or 1.23.4 hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
      1.24 “Hansen Employment Agreement” means the written employment agreement between Greg Hansen and the Company that is dated as of the same date set forth in the introductory paragraph to this Agreement.
     1.25 “Hansen Qualify” is defined in the introductory paragraph on page 1 of this Agreement.
     1.26 “Hansen Trust” is defined in the introductory paragraph on page 1 of this Agreement.
     1.27 “Interim Period” means the term beginning on the Effective Date and ending on the December 31, 2005, or, if earlier, the date Hansen Quality no longer owns any interest in the Company.
     1.28 “Majority Interest” or “Majority in Interest” or references in this Agreement to the “consent of the Members” or variations thereof means the vote or written consent one or more Percentage Interests of Members which taken together exceed fifty percent (50%) of the aggregate of all Percentage Interests entitled to vote on the matter. All references in this Agreement to a different specified Percentage Interest of the Members means Members whose combined Percentage Interests represent such specified percentage of the Percentage Interests held by all Members entitled to vote on the matter.
     1.29 “Member” means each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Articles or this Agreement or an assignee who has become a Member in accordance with Section 5 or Section 9 and (b) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.
     1.30 “Member Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debt” in Regulations § 1.704-2(b)(4).
     1.31 “Member Nonrecourse Deductions” means items of Company loss, deduction, or Code § 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt.
     1.32 “Membership Interest” means a Member’s entire interest in the Company including the Member’s Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs of the Company.
     1.33 “Net Income” and “Net Losses” shall mean the net income and net losses, respectively, of the Company computed in accordance with federal income tax principles (i) under the method of accounting elected by the Company for federal income tax purposes,
Operating Agreement for Hansen Quality, LLC

(ii) as applied without regard to any recharacterization of transactions or relationships that might otherwise be required under such tax principles, and (iii) as otherwise adjusted pursuant to the provisions in this Section 1.33. The net book income or net loss of the Company shall also be computed, inter alia, by:
          1.33.1 including as Net Income or Net Loss, as appropriate, any adjustment to the Gross Asset Value of any Company asset pursuant to Section 1.23.2 or 1.23.3;
          1.33.2 including as income or deductions, as appropriate, any tax-exempt income and related expenses that are neither properly included in the computation of taxable income nor capitalized for federal income tax purposes;
          1.33.3 including as a deduction or loss any losses incurred by the Company in connection with the sale or exchange of property notwithstanding that such losses may be disallowed to the Company for federal income tax purposes under the related party rules of Code Sections 267(a)(l) or 707(b) or otherwise;
          1.33.4 calculating the gain or loss on disposition of Company assets and the depreciation, amortization or other cost recovery deductions, if any, with respect to Company assets by reference to their Gross Asset Value rather than their adjusted tax basis;
          1.33.5 excluding any gain or income, or loss specially allocated under Sections 7.2, 7.3 or 7.5 hereof;
          1.33.6 excluding any Nonrecourse Deductions.
     1.34 “Nonrecourse Deductions” in any fiscal year means the amount of Company deductions that are characterized as “nonrecourse deductions” under Regulations § 1.704-2(b)(l).
     1.35 “Nonrecourse Liability” shall have the meaning set forth in Regulations § 1.752-1(a)(2).
     1.36 “Percentage Interest” means the interest of a Member as set forth on Exhibit A and as may thereafter be adjusted as specified in this Agreement.
     1.37 “Person” means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust, joint venture or other legal entity, including any governmental authority, body or agency.
     1.38 “Preferred Return” means an amount equal to fifteen percent (15%) of the Net Income of the Company from the Effective Date through December 31, 2004.
     1.39 “Regulations” shall, unless the context clearly indicates otherwise, mean the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.
Operating Agreement for Hansen Quality, LLC

     1.40 “Remaining Members” shall have the meaning ascribed to it in Section 11.1.
     1.41 “Reserve” shall be the amount established as a reserve account to be used for such purposes as working capital to provide for the anticipated needs and expenses of the Company, debt service to third parties or Members (including made by FNIS pursuant to Section 8.1 below), the payment of all Company expenses, reinvestment, capital improvements, acquisitions, replacements, additional investments and contingencies, all as determined as follows: (a) during the Interim Period, by consent of at least three-fourth (3/4) of the Percentage Interests of the Members; and (b) after the Interim Period, by consent of a Majority in Interest of the Members.
     1.42 “Transfer” means, as a noun, any attempted direct or indirect, voluntary or involuntary, transfer, sale, assignment, mortgage, encumbrance, pledge, hypothecation, alienation or other disposition and, as a verb, directly or indirectly, voluntarily or involuntarily, to transfer, sell, assign, mortgage, encumber, pledge, hypothecate, alienate or otherwise dispose of.
2. Company Purposes.
     2.1 General. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the prior sentence, the Company shall not, without the consent of at least three-fourth (3/4) of the Percentage Interests of the Members, engage in any business other than the business of providing the following real estate-related services: appraisal review, risk assessment and analysis, valuation and consulting, provided, however, that the Company may engage in activities that are directly related to said real estate-related services if the CEO or President of the Company determine that those activities are necessary, advisable or appropriate.
3. Organizational Matters.
     3.1 Formation. Pursuant to the Act, the Members have formed a California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
     3.2 Name. The name of the Company shall be “Hansen Quality, LLC,” and Hansen Quality and Greg Hansen consent to the use of that name by the Company or its successors in interest, including, without limitation, at all times after the expiration of the Interim Period. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the CEO of the Company may designate in writing, provided, however, that during the Interim Period the name of the Company may only be changed if Hansen Quality consents in writing to the change.
Operating Agreement for Hansen Quality, LLC

     3.3 Statutory Filings. The Members, or any one of them on the Company’s behalf, shall sign and cause to be filed and published an appropriate fictitious business name statement under the California Fictitious Business Name Law in each county in California in which the Company does business within forty (40) days after the Company begins doing business in that county under a fictitious name, within forty (40) days after any subsequent change in its membership which requires and amendment to the statement previously on file, and before the expiration of any previously filed statement.
     3.4 Principal Office. The principal business office of the Company shall initially be located at 2204 Garnet Ave., Suite 102, San Diego, California, 92109. The principal place of business or the mailing address may be changed from time to time, and other offices or mailing addresses may be established by actions taken in accordance with the provisions of this Agreement that govern management of the Company’s business and affairs; provided, however, that the Company must continuously maintain an office in the State of California as required by the Act and provided further, that during the Interim Period, the principal business office of the Company may only be changed from the office designated in the prior sentence if Hansen Quality consents in writing to the change.
     3.5 Term. The term of this Agreement commenced on the filing of the Articles, and shall continue perpetually unless terminated as expressly provided in this Agreement.
     3.6 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be as determined by a Majority in Interest of the Members. The Company also may have such offices, anywhere within and without the State of California, as a Majority in Interest of the Members from time to time may determine. The registered agent shall initially be as stated in the Articles and shall thereafter be as determined by a Majority in Interest of the Members.
     3.7 Addresses of the Members. The addresses of the Members are set forth on Exhibit A.
4. Capital Contributions.
     4.1 Initial Capital Contributions. The Members shall contribute the assets with the values, net of liabilities assigned to the Company, and tax basis set forth on Exhibit A as their initial Capital Contributions. The Company hereby agrees to assume and timely pay all of the liabilities of the Acquired Business other than the “Excluded Liabilities,” as that term is used in the Membership Purchase Agreement by and between FNIS, Hansen Quality and the Hansen Trust.
     4.2 Additional Capital Contributions. No Member shall be required to make any Capital Contributions over and above those described in Section 4.1.
Operating Agreement for Hansen Quality, LLC

     4.3 Voluntary Capital Contributions. No Member may make any voluntary contribution of capital to the Company without the written consent of at least three-fourth (3/4) of the Percentage Interests of the Members.
     4.4 Capital Accounts. The Company shall establish an individual Capital Account for each Member. The Company shall make an election under § 754 of the Code upon the permitted Transfer of any Member’s interest in the Company and the assets of the Company shall be booked to fair market value at such time with appropriate adjustments to the Members’ respective Capital Accounts. No Member shall have any liability to the Company, to any other Member, or to the creditors of the Company on account of any deficit Capital Account balance.
     4.5 No Interest. No Member shall receive any interest with respect to its Capital Contributions or its Capital Account.
     4.6 Withdrawals of Capital. No Member may withdraw capital from the Company without the consent of at least three-fourth (3/4) of the Percentage Interests of the Members.
     4.7 Loans. Loans by a Member to the Company are allowed so long as Section 6.10 below is complied with.
5. Members.
     5.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise. No Member or officer, manager or employee of the Company shall have any personal liability for the repayment of any Capital Contributions of any Member.
     5.2 Admission of Additional Members. The Company may not issue additional Membership Interests in the Company without the unanimous consent of the Members.
     5.3 Withdrawals or Resignations. No Member has the right to withdraw, resign or retire from the Company.
     5.4 Termination of Membership Interest. Upon (i) the transfer of a Member’s Membership Interest in violation of this Agreement; or (ii) the occurrence of a Dissolution Event as to such Member which does not result in the dissolution of the Company, the Membership Interest of a Member shall be terminated and converted into an Economic Interest.
     5.5 Voting Rights. Unless a higher percentage is expressly required by this Agreement, then a vote, consent or approval of Members holding a Majority Interest shall be sufficient to authorize or approve all matters in which a vote, approval or consent of the Members is required.
Operating Agreement for Hansen Quality, LLC

     5.6 Meetings of Members.
          5.6.1 Date, Time and Place of Meetings of Members; Secretary. No annual or regular meetings of Members are required. Meetings of Members, if any, may be held at such date, time and place within or without the State of California as a Majority in Interest of the Members may fix from time to time. At any Members’ meeting, a Majority in Interest of the Members shall appoint a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting that shall be placed in the minute book of the Company.
          5.6.2 Power to Call Meetings. Unless otherwise prescribed by: (a) the Act in a provision that cannot be waived by this Agreement or (b) by the Articles, meetings of the Members may be called upon written demand of Members holding ten percent (10%) or more of the Percentage Interests for the purpose of addressing any matters on which the Members may vote.
          5.6.3 Notice of Meeting. Written notice of a meeting of Members shall be sent or otherwise given to each Member in accordance with Corporations Code § 17104(c)(2) not less than three (3) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. Any Member entitled to call a meeting of Members may cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than three (3) days nor more than sixty (60) days after the receipt of the request. If the notice is not given within ten (10) days after the receipt of the request, the person entitled to call the meeting may give the notice.
          5.6.4 Waiver of Notice or Consent. The actions taken at any meeting of Members, however called and noticed, and wherever held, shall have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote but who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.
          Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice.
          5.6.5 Action by Written Consent without a Meeting. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken is signed and delivered to the Company within sixty (60) days of the record date for that action by all of the Members. All such consents shall be filed with the
Operating Agreement for Hansen Quality, LLC

Secretary, if any, of the Company and shall be maintained in the Company records. Any Member giving a written consent, or the Member’s proxy holders, may revoke the consent by a writing received by the president or secretary, if any, of the Company before written consents of the number of shares required to authorize the proposed action have been filed.
          5.6.6 Meetings Other than In-Person. So long as not prohibited by statute, managers or Members may participate in any meeting through any means of communication, including conference telephone, electronic video screen communication, or other communications equipment. Participating in a meeting pursuant to the prior sentence constitutes presence in person at that meeting if each participating Person is provided the means to communicate with all the other Persons concurrently and (i) the meeting is held by conference telephone or video conferencing or other communications mode enabling participants to determine, through voice or image recognition, that a participant is or is not a Person entitled to participate in the meeting, or (ii) another communications device (e.g., a computer modem) is used in conjunction with another method (determined in the discretion of the chairperson of the meeting) enabling participants to determine that a participant is or is not entitled to participate in the meeting. Such verification method may include use of passwords or similar codes for gaining access to the meeting or encryption and authentication technology approved in the discretion of the chairperson of the meeting.
          5.6.7 Record Date. In order that the Company may determine the Members of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any distribution or to exercise any rights in respect of any other lawful action, Members representing fifty percent (50%) or more of the Membership Interests may fix, in advance, a record date, that is not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting and not more than sixty (60) days prior to any other action. If no record date is fixed, the record date shall be as set forth in § 17104(k) of the Corporations Code.
          5.6.8 Other Procedures; Proxies. Except as specifically altered by this Agreement, the procedures relating to meetings of Members and the use of proxies shall be governed by § 17104 of the Corporations Code.
     5.7 Certificate of Membership Interest.
          5.7.1 Certificate. A Membership Interest may, but need not be, represented by a certificate of membership. A Majority in Interest of the Members shall determine whether Membership Interests shall be represented by certificates of membership. If a Majority in Interest of the Members determine that Memberships Interests shall be represented by certificates of membership, the exact contents of a certificate of membership shall be determined by a Majority in Interest of the Members but shall be issued substantially in conformity with the following requirements. The certificates of membership shall be respectively numbered serially; as they are issued, shall be impressed with the Company seal or a facsimile thereof, if any; and shall be signed by the CEO or COO and the Secretary of the Company. Each certificate of membership shall state the name of the Company, the fact that the
Operating Agreement for Hansen Quality, LLC

Company is organized under the laws of the State of California as a limited liability company, the name of the person to whom issued, the date of issue, and the Percentage Interests represented thereby. A statement of the designations, preferences, qualifications, limitations, restrictions, and material special or relative rights of the Membership Interest, if any, shall be set forth in full or summarized on the face or back of the certificates which the Company shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any holder of the Membership Interests upon request without charge. Each certificate of membership shall be otherwise in such form as may be determined by a Majority in Interest of the Members.
          5.7.2 Cancellation of Certificate. All certificates of membership surrendered to the Company for transfer shall be canceled and no new certificates of membership shall be issued in lieu thereof until the former certificates for a like number of Membership interests shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.
          5.7.3 Replacement of Lost, Stolen, or Destroyed Certificate. Any Member claiming that his or her certificate of membership is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and request a new certificate. Upon the giving of an indemnity to the Company that is satisfactory to a Majority in Interest of the Members, a new certificate may be issued of the same tenor and representing the same Percentage Interest of membership as was represented by the certificate alleged to be lost, stolen, or destroyed.
6. Management and Control of the Company.
     6.1 Management of the Company. Subject to any voting rights hereunder or mandated by the Act, the President of the Company shall be responsible for the day-to-day affairs of the Company. Matters that, if the Company were a California corporation, would require the approval or ratification of the board of directors of that corporation will require the approval or ratification of at least three-fourth (3/4) of the Percentage Interests of the Members.
     6.2 Officers. If there is a conflict between the terms of this Section 6.2 and the terms of the Hansen Employment Agreement, the terms of the Hansen Employment Agreement shall govern and control.
          6.2.1 Appointment of Officers.
               6.2.1.1 If FNIS acquires a Membership Interest in the Company, then, during the Interim Period and for so long as FNIS holds such Membership Interest, the Chief Executive Officer (sometimes referred to herein as the “CEO”), the Chief Financial Officer and the Secretary of the Company shall be the same person that generally holds such offices of the subsidiaries of FNIS.
               6.2.1.2 As described in, and subject to the terms of, the Hansen Employment Agreement, Greg Hansen shall serve as President of the Company.
Operating Agreement for Hansen Quality, LLC

               6.2.1.3 During the Interim Period, the President of the Company, subject to the terms and conditions of the Hansen Employment Agreement, may, but is not obligated to, appoint such other officers (e.g., Chief Operating Officer, Chief Technical Officer, Vice President) as the President advisable, provided, however, that the President may not, without the approval of a Majority in Interest of the Members, cause the Company to enter into a written employment agreement with any such Person where that employment agreement has a term of more than one-year.
               6.2.1.4 After the Interim Period, the Members may, but are not obligated to, appoint such other officers (e.g., Chief Operating Officer, Chief Technical Officer, Vice President) as is deemed advisable by the vote of a Majority in Interest of the Members.
The officers shall serve at the pleasure of the Members, subject to all rights, if any, of an officer under any contract of employment. Each officer shall be considered an at-will employee or independent contractor, as applicable, unless the officer has a written contract of employment and no such officer shall have a written employment agreement having a term of more than one-year unless a Majority in Interest of the Members has approved that agreement. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. If a Member is not an individual, such Member’s officers or members may serve as officers of Company. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined from time to time by the Members.
          6.2.2 Removal. Subject to the rights, if any, of an officer under contract of employment, any officer may be removed at any time, either with or without cause, by the vote of at least Majority in Interest of the Members.
          6.2.3 Resignation. Any officer may resign at any time by giving written notice to the Company and each Member. Any resignation shall take effect on the second (2nd) business day after the mailing of the described notice to the Company; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
          6.2.4 Vacancy. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.
          6.2.5 Salaries of Officers. The officers described m Section 6.2.1.1 shall not receive compensation from the Company for their services to the Company. Greg Hansen shall receive a salary for acting as President of the Company as is described in the Hansen Employment Agreement. All other salaries of all other officers and agents of the Company, if any, shall be fixed by the vote of a Majority in Interest of the Members unless delegated to an officer or agent (e.g., as provided in the Hansen Employment Agreement).
Operating Agreement for Hansen Quality, LLC

          6.2.6 Duties and Powers of the Chairperson. The Chairperson (or Chairman or Chairwoman), if such an officer be appointed by the CEO and, shall, if present, preside at meetings of the Members, and exercise and perform such other powers and duties as may be from time to time assigned to him by vote as follows: as follows: (a) during the Interim Period, by vote of at least three-fourth (3/4) of the Percentage Interests of the Members; and (b) after the Interim Period, by vote of a Majority in Interest of the Members. If there is no CEO and no COO, the Chairperson shall, in addition, have the powers and duties of the CEO as described in Section 6.2.7.
          6.2.7 Duties and Powers of the Chief Executive Officer. The Chief Executive Officer, if such an officer be appointed, shall, subject to the control of a vote of a Majority in Interest of the Members, have general supervision, direction and control over the Company’s business and its officers, including such general powers and duties usually vested in the office of a chief executive officer. Without limiting the generality of the foregoing, the Chief Executive Officer shall have the following powers:
               6.2.7.1 in the absence of a Chairperson or if there is no Chairperson, preside at meetings of the Members, and be ex officio a member of all committees of the Company or the Members;
               6.2.7.2 to call meetings of the Members to be held, subject to the limitations prescribed by law or by this Operating Agreement, at such times and at such places as the CEO shall deem proper;
               6.2.7.3 to execute proxies on behalf of the Company, to vote stock or other interests owned by it in any other Person as the agent of the Company;
               6.2.7.4 unless otherwise directed by the vote of a Majority in Interest of the Members and subject to the control of such a vote of the Members, attend in person and, unless prohibited by law, act and vote, on behalf of the Company, at all meetings of the owners of any Person in which the Company owns an interest; and
               6.2.7.5 subject to any other applicable restrictions herein, execute bonds, mortgages and other contracts requiring a seal, under the seal of Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by agreement (e.g., an employment agreement) or vote of a Majority in Interest of the Members to some other officer or agent of Company.
               6.2.7.6 to delegate in writing to the President of the Company any or all of the foregoing, including such duties and responsibilities expressly set forth in the Hansen Employment Agreement.
          6.2.8 Duties and Powers of the President. If there should be a President, he or she shall be the general manager of the daily operations of the Company and shall have
Operating Agreement for Hansen Quality, LLC

general and active management of the operations and affairs of the Company, subject, however, to the control of the Members and the powers granted to the Chief Executive Officer, if any. If no Chief Executive Officer is elected or that office is vacant then the President shall have all of the powers and duties of the Chief Executive Officer. In the absence or disability of the CEO, the President shall perform all the duties of the CEO and shall for this purpose act within the CEO’s scope of authority. The President may also be elected or appointed as the Chief Operating Officer of the corporation.
          6.2.9 Duties and Powers of the Chief Operating Officer. If there should be a Chief Operating Officer (sometimes referred to for convenience as the “COO”), he or she shall, in the case of the absence, disability or death of the Chief Executive Officer, Chairperson and the President, exercise all the powers and perform all duties of the President. The Chief Operating Officer shall have such other powers and perform such other duties as may be granted or prescribed by this Operating Agreement, the vote of a Majority in Interest of the Members, the Chief Executive Officer or the President in that order of priority should there be a conflict.
          6.2.10 Duties and Powers of Chief Technical Officer. Should such an office be established, the Chief Technical Officer would be primarily responsible for overseeing all information technology functions, including information systems, computer operations, network systems, data warehouse, telecommunications, enterprise wide systems, applications programming, and systems programming (internal). The Chief Technical Officer shall have such other powers and perform such other duties as may be granted or prescribed by this Operating Agreement, the vote of a Majority in Interest of the Members, the Chief Executive Officer, the President and the COO in that order of priority should there be a conflict.
          6.2.11 Duties and Powers of Vice President. Should such an office (or offices) be established, then, in case of the absence, disability, or death of the Chairperson, Chief Executive Officer, the Chief Operating Officer, and the President, then the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all duties of the President. If there are more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be fixed by the CEO or the vote of a Majority in Interest of the Members. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by this Operating Agreement, the vote of a Majority in Interest of the Members, the Chief Executive Officer, the President and the COO in that order of priority should there be a conflict.
          6.2.12 Duties and Powers of Secretary. The Secretary, should such an office be established, shall attend all meetings of the Members, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and shall perform such other duties as may be prescribed by the Members. The Secretary shall have custody of the seal of the Company (if applicable) and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Members may give general authority to any other officer to affix the seal of Company and to attest the affixing by his or her signature.
Operating Agreement for Hansen Quality, LLC

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Members, a register, or a duplicate register, showing the names of all Members and their addresses, their Percentage Interests, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall also be responsible for the books and records (other than the accounting-type books and records since they are within the purview of the chief financial officer) and such other documents as may be required under the Act. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the vote of a Majority in Interest of the Members, the Chief Executive Officer, the President and the COO in that order of priority should there be a conflict. The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.
     If the Members choose to appoint an Assistant Secretary or Assistant Secretaries, the Assistant Secretaries, in the order of their seniority, in the absence, disability or inability to act or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Members may from time to time prescribe.
          6.2.13 Duties and Powers of Chief Financial Officer. The Chief Financial Officer, should such an office be established, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, Capital Accounts, Percentage Interests, Membership Interests and Economic Interests. The books of account shall at all reasonable times be open to inspection by any Member.
          The Chief Financial Officer shall have the custody of the funds and securities of Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to Company, and shall deposit all moneys and other valuable effects in the name and to the credit of Company in such depositories as may be designated by the Members.
          The Chief Financial Officer shall disburse the funds of Company as required by this Agreement, as directed by the vote of a Majority in Interest of the Members, or the CEO, in that order of priority should there be a conflict, taking proper vouchers or receipts for such disbursements, and shall render to the CEO and the Members, at their regular meetings (if applicable), when the Members so require, or at a special meeting of the Members, an account of all his or her transactions as treasurer and of the financial condition of Company.
          The Chief Financial Officer shall perform such other duties and shall have such other responsibility and authority as may be prescribed by this Operating Agreement, the vote of a Majority in Interest of the Members, the Chief Executive Officer, the President and the COO in that order of priority should there be a conflict. The Chief Financial Officer shall have the general duties, powers and responsibility of a chief financial officer of a corporation, and shall be the chief financial and accounting officer of the Company.
Operating Agreement for Hansen Quality, LLC

          If the Members choose to elect an Assistant Treasurer or Assistant Treasurers, the Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform such other duties as the Members shall from time to time prescribe.
          6.2.14 Acts of Officers as Conclusive Evidence of Authority. Subject to any other applicable restrictions herein, any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by the Chairperson, the CEO, the President or any Vice President and any Secretary, any Assistant Secretary, the Chief Financial Officer, or any Assistant Treasurer of the Company, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.
          6.2.15 Limited Liability. No person who is an officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being an officer of the Company.
     6.3 Manager(s). The Company shall, pursuant to this Agreement, initially be managed by its Members. The Members, by the written consent of at least three-fourth (3/4) of the Percentage Interests of the Members, may elect a manager, in which case the Articles shall be amended as required by Corporations Code §§ 17150 and 17151.
     6.4 Handling Funds. The bank accounts of the Company shall be maintained in such banking institutions as are approved by the CEO and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement.
     6.5 General Fiduciary Duty. The Members covenant to take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of California (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the accomplishment of the Company’s purposes. The Members shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the property of the Company and the use thereof for the exclusive benefit of the Company.
     6.6 Devotion of Time. Except as set forth in any employment agreement between the Company and a Member, the Members shall devote to the Company such time as may be necessary for the proper performance of their respective duties hereunder, but no Member shall be required to devote full time to the performance of such duties.
     6.7 Performance of Duties: Liability of Members. The Members shall perform their respective duties hereunder in good faith, in a manner that each Member reasonably believes to
Operating Agreement for Hansen Quality, LLC

be in the best interests of the Company and its other Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.
     In performing their respective duties, Members shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Member acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:
          6.7.1 one or more officers, employees or other agents of the Company whom the Member reasonably believes to be reliable and competent in the matters presented;
          6.7.2 any attorney, independent accountant, or other person as to matters which the Member reasonably believes to be within such person’s professional or expert competence; or
          6.7.3 a committee upon which he does not serve, duly designated in accordance with a provision of the Articles or this Agreement, as to matters within its designated authority, which committee the Member reasonably believes to merit competence.
The foregoing list is not intended to be inclusive of all such information or persons upon which the Members may rely.
     6.8 Limited Liability. No person who is a Member and/or officer of the Company, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member and/or officer of the Company.
     6.9 Competing Activities. Each Member covenants that they will themselves, and they will cause each of their Affiliates to, conduct on behalf of the Company all activities that involve, directly or indirectly, the design, creation, marketing or selling of products or the provision of services which are substantially similar to and directly competitive with those products or services sold or provided by: (a) Hansen Quality, immediately prior to the Effective Date; or (b) the Company. Notwithstanding anything to the contrary in the preceding sentence, if FNIS acquires a Membership Interest in the Company, then FNIS shall not be considered to have violated that prior sentence so long as it does not take active action to direct or divert business from Company another Affiliate of FNIS. Hansen Quality and the Hansen Trust each acknowledge that FNIS has one or more Affiliates that currently directly compete with the Company and/or its predecessor, Hansen Quality. The parties intend that FNIS may allow such Affiliate(s) to compete with the Company provided that FNIS does not actively direct or divert business from Company to another Affiliate of FNIS.
          6.9.1 FNIS and its Affiliates do not currently have on the market a collateral risk scoring product or technology and Hansen Quality and the Company have educated FNIS
Operating Agreement for Hansen Quality, LLC

about certain aspects of that business. If FNIS becomes a Member of this Company, then by doing so FNIS agrees that, if FNIS or an Affiliate of it develops a collateral risk scoring product or technology that is ready to be marketed (e.g., licensed or sold), then: (a) the Company shall have the first right to negotiate the terms upon which the Company shall license or purchase that product or technology; and (b) (i) FNIS shall negotiate (or cause its Affiliate to negotiate) in good faith with Company regarding the same; (ii) if FNIS (or the applicable Affiliate) or the Company gives the other written notice they desire to terminate negotiations about the license or sale, then the Company shall within five business days of that notice send FNIS (or the applicable Affiliate) the last best written offer of the Company to license or purchase the product or technology in question (the “Last Best Offer”); and (iii) after termination of such negotiations as described in the prior clause (ii), FNIS shall not (and it will cause its Affiliate to not) license or sell the product or technology in question on terms materially more favorable to the licensee or buyer than the terms described in the Last Best Offer.
     6.10 Transactions between the Company and a Member. Subject to any limitations set forth in this Agreement and with the prior approval of a Majority in Interest of the Members after full disclosure of the Member’s involvement, a Member may lend money to and/or transact other business with the Company so long as the loan or transaction is an Arms-Length Transaction. Subject to that limitation and any other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.
7. Allocations of Net Income and Net Losses.
     7.1 Allocations of Net Income and Net Loss.
          7.1.1 Net Loss. Subject to Section 7.2, Net Loss for any fiscal year shall be allocated in the following order and priority:
               7.1.1.1 Except as provided in Sections 7.1.1.2 and 7.1.1.3 below, Net Losses shall be allocated to the Members in proportion to their Percentage Interest.
               7.1.1.2 Except as provided in Section 7.1.1.3 below, to the extent Net Income has been allocated pursuant to Sections 7.1.2.2 or 7.1.2.3 below, Net Losses shall be allocated (a) first to offset any Net Income allocated pursuant to Section 7.1.2.3 below, and (b) next to offset any Net Income allocated pursuant to Section 7.1.2.2 below (in each case in proportion to the Member’s respective share of the Net Income so allocated). To the extent any allocations of Net Income are offset pursuant to this Section 7.1.1.2, such allocations shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 7.
               7.1.1.3 The Losses allocated pursuant to Sections 7.1.1.1 and 7.1.1.2 above shall be made only to the extent that such loss allocations will not create an Adjusted Capital Account Deficit for that Member in excess of an amount, if any, equal to such Member’s share of Company Minimum Gain that would be realized on a foreclosure of the Company’s property. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in
Operating Agreement for Hansen Quality, LLC

respect of the allocation of losses under this Section 7.1.1.3). Any loss reallocated under this Section 7.1.1.3 shall be taken into account in computing subsequent allocations of net income and losses pursuant to this Section 7, so that the net amount of any item so allocated and the income and losses allocated to which Member pursuant to this Section 7, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Section 7 if no reallocation of losses had occurred under this Section 7.1.1.3. This provision, when used with the qualified income offset provisions in Section 7.2.5, is intended to (i) comply with the alternative test for economic effect set forth in Treasury Regulations § 1.704-1 (b)(2) and (ii) operate as a substitute for the deficit restoration requirement otherwise required in order for allocations to have substantial economic effect.
          7.1.2 Net Income. Subject to Section 7.2, Net Income for any fiscal year shall be allocated in the following order and priority;
               7.1.2.1 First, to the Members until the cumulative Net Income allocated to such Member under this Section 7.1.2.1 for all fiscal years of the Company equals the cumulative Net Losses allocated to such Members pursuant to Section 7.1.1 for all prior periods in proportion to the Member’s respective share of the Net Losses so allocated, and
               7.1.2.2 Second, to Hansen Quality and Hansen Trust, proportionate to their respective Percentage Interests, until the cumulative amounts allocated to them pursuant to this Section 7.1.2.2 is equal to the cumulative Preferred Return calculated through the end of the most recent fiscal year;
               7.1.2.3 the balance, if any, shall be allocated to the Members in proportion to their respective Percentage Interests.
     7.2 Special Allocations.
          7.2.1 Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations § 1.704(g)(2). Allocations pursuant to this Section 7.2.1 shall be made in proportion to the amounts required to be allocated to each Member under this Section 7.2.1. The items to be so allocated shall be determined in accordance with Regulations § 1.704-2(f). This Section 7.2.1 is intended to comply with the minimum gain chargeback requirement contained in Regulations § 1.704-2(f) and shall be interpreted consistently therewith.
          7.2.2 Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If, during any Fiscal Year, there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, each member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined
Operating Agreement for Hansen Quality, LLC

in accordance with Regulations § 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations §1.704-2(i)(4)). This Section 7.2.2 is intended to comply with the minimum gain chargeback requirement contained in Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.
          7.2.3 Nonrecourse Deductions. Any nonrecourse deductions (as defined in Regulations § 1.704-2(b)(l)) for any Fiscal Year or other period shall be allocated to the Members in proportion to their Percentage Interests.
          7.2.4 Member Nonrecourse Deductions. Those items of Company loss, deduction, or Code § 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations § 1.704-2(i).
          7.2.5 Qualified Income Offset. Notwithstanding Section 7.1, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations §§ 1.704-1 (b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member’s Capital Account in excess of such Member’s share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 7.2.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 7 so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Section 7 to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 7 if such unexpected adjustments, allocations, or distributions had not occurred.
          7.2.6 Recapture. In the event that the Company has taxable income that is characterized as ordinary income under the recapture provisions of the Code, each Member’s distributive share of taxable gain or loss from the sale of Company assets (to the extent possible) shall include a proportionate share of this recapture income equal to that Member’s prior share of prior cumulative depreciation deductions with respect to the assets which gave rise to the recapture income.
          7.2.7 Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)3(m)(2) or Treasury Regulations Section 1.704-l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of his interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Members in accordance with their interests
Operating Agreement for Hansen Quality, LLC

in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
          7.2.8 Tax Allocations. Except for the allocations contained in Section 7.3, all income, gains, losses, deductions and credits of the Company shall be allocated for federal, state and local income tax purposes in accordance with the allocations of Net Income and Net Loss.
     7.3 Code § 704(c) Allocations. Notwithstanding any other provision in this Section 7, in accordance with Code § 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value on the date of contribution.
     In the event the Gross Asset Value of any Company asset is adjusted due to a revaluation of Company assets under Treasury Regulations Section 1.704(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.
     Subject to any contrary provisions elsewhere in this Agreement, any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement, with the Members vote on that determination being made as follow: (a) during the Interim Period, by consent of at least three-fourth (3/4) of the Percentage Interests of the Members; and (b) after the Interim Period, by consent of a Majority in Interest of the Members.
     Allocations pursuant to this Section 7.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of profits, losses, or other items of distributions pursuant to any provision of this Agreement.
     7.4 Allocation of Net Incomes and Losses and Distributions in Respect of a Transferred Interest. If any Membership Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any fiscal year of the Company, each item of income, gain, loss, deduction or credit of the Company for such fiscal year shall be assigned pro rata to each day in the particular period of such fiscal year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon its respective Interest at the close of such day.
Operating Agreement for Hansen Quality, LLC

Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Membership Interests as of the date such sale or other disposition occurs.
     7.5 Curative Allocations. The allocations set forth in Sections 7.2.1, 7.2.2, 7.2.5, 7.2.4 and 7.2.7 hereof and the allocations of Nonrecourse Deductions in Sections 7.1.1 and 7.2.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.5. Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), there shall be made such offsetting special allocations of Company income, gain, loss or deduction in whatever manner a Majority in Interest of the Members determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 7.1. In exercising their discretion under this Section 7.5, the Members shall take into account future Regulatory Allocations under Sections 7.2.1 and 7.2.2 that, although not yet made, are likely to offset Regulatory Allocations made under Section 7.1 and Section 7.2.4.
     7.6 Obligations of Members to Report Allocations. The Members are aware of the income tax consequences of the allocations made by Section 7 and hereby agree to be bound by the provisions of it in reporting their shares of Company income and loss for income tax purposes.
8. Distributions.
     8.1 Minimum Distribution.
          8.1.1 If the Company has allocated Net Income to any Member for a calendar year then, unless the Members unanimously agree otherwise, the Company shall, on or before April 15 of the next calendar year, make a cash distribution to such Member in an amount equal to:
               8.1.1.1 One hundred percent (100%) of the Net Income for that calendar year allocated to the Member pursuant to Section 7.1.2.2; and
               8.1.1.2 Forty-six percent (46%) of the balance of the Net Income allocated to such Member.
          8.1.2 If FNIS is a Member of the Company and the Company does not have sufficient Distributable Cash to make the minimum distributions described in Section 8.1.1 above, then FNIS shall, pursuant to an Arms-Length Agreement, loan the Company funds sufficient to make the minimum distributions. Such loan shall be repaid prior to any
Operating Agreement for Hansen Quality, LLC

distributions of Distributable Cash to the Members over and above the minimum distributions described in Section 8.1.1 above.
     8.2 Distribution of Cash by the Company. Subject to applicable law and any provisions contained elsewhere in this Agreement (including Section 8.1 above or Section 13 below), Distributable Cash shall, unless the Members unanimously agree otherwise, be distributed in the following order and priority:
          8.2.1 First, to Hansen Quality and Hansen Trust until the cumulative cash distributions made to such Members pursuant to Section 8.1.1.1 and this Section 8.2.1 for all fiscal years of the Company equals the cumulative Net Income allocated to such Members pursuant to Section 7.1.2.2 above (net of any Net Losses charged back against that income pursuant to Section 7.1.1.2 above) for all prior periods, in proportion to the Member’s respective share of the Net Income so allocated.
          8.2.2 The balance to the Members in the amounts necessary such that, after considering the distributions pursuant to Section 8.1.1.2 above and this Section 8.2.2, the cumulative distributions made to the Members pursuant to Section 8.1.1.2 above and this Section 8.2.2 are in proportion to the Member’s respective Percentage Interests.
     8.3 Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money.
     8.4 Other Distribution Limitations.
          8.4.1 The Members intend to waive, to the fullest extent allowed by applicable law, the provisions of § 17254 of the Corporations Code. To the extent, and only to the extent, some or all of those provisions cannot be waived, then no distribution (whether it be of Distributable Cash or otherwise) shall be made to any Member unless it complies with such portion(s) of Corporations Code § 17254 as cannot be waived.
          8.4.2 The Members desire to waive the provisions of § 17255 of the Corporations Code to the fullest extent allowed by law. To the extent, and only to the extent, such provisions cannot be waived, then a Member who votes for a distribution in violation of this Agreement or the Act is personally liable to the Company, for a period of four years following the distribution, for the amount of the distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member did not act in compliance with Section 8.4.1 or Section 13.5 of this Agreement. Any Member who is so liable shall be entitled to compel contribution from each other Member who also is so liable.
     8.5 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, no Member or Economic Interest Owner shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the
Operating Agreement for Hansen Quality, LLC

Company by a Member or Economic Interest Owner or paid by a Member or Economic Interest Owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest Owner and shall increase such Member’s Capital Account accordingly.
9. Transfers of Interests. During the Interim Period, no Member may Transfer any interest in the Company to any Person other than as follows: (a) a Transfer to another Member; (b) a Transfer by Hansen Quality and/or the Hansen Trust of a fifty-five percent (55%) Percentage Interest to FNIS; (c) a Transfer by FNIS to an Affiliate of it so long as the Affiliate does not design, create, market or sell products or services that are competitive to products or services sold or provided by the Company; (d) a Transfer by Hansen Quality to Hansen, (e) a transfer by Hansen Quality or Hansen to the Hansen Family; and (f) a Transfer approved in writing by all Members.
     9.1 “Hansen’s Family” is any Person who, at the time of the Transfer, is: (a) Greg Hansen or Kathleen Hansen, (b) Greg Hansen’s or Kathleen Hansen’s, natural or adoptive lineal ancestors or descendants, and trusts for his, her or their exclusive benefit; and/or (c) any Personal Representative; provided, however, that in the case of clauses (a) and (b), Greg Hansen retains control over voting the Transferred Membership Interest. “Personal Representative” is the Person who succeeds to any part of Greg Hansen’s or Kathleen Hansen’s estate as a result of his or her death, legal incompetence, or Bankruptcy and any transferee of their beneficial interest from any such Person.
10. Special Power of Attorney.
     10.1 Attorney-in-Fact. Each Member grants the CEO of the Company a special power of attorney irrevocably making, constituting, and appointing the CEO as the Members’ attorney-in-fact, with power and authority to act in its name and on its behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, including, without limitation:
          10.1.1 The Certificate and any amendment thereto, or any analogous document of any other State required to be filed or that a Majority in Interest of the Members elect to file;
          10.1.2 Any other instrument or document required to be filed by the Company under the laws of any State or by any governmental agency, or that the CEO elects to file; and
          10.1.3 Any instrument or document that may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company (provided that the continuation, admission, or dissolution and termination are according to the terms of this Agreement), or to reflect any adjustment in amount of the Member’s Capital Contribution or reduction in the Member’s
Operating Agreement for Hansen Quality, LLC

Capital Accounts (provided such adjustments are otherwise allowed by the terms of this Agreement).
     10.2 Special Provisions. This special power of attorney (i) is a special power of attorney coupled with an interest, (ii) is irrevocable, (iii) shall survive the granting Member’s death or incapacity, and (iv) is limited to the matters stated in Section 10.
     10.3 Signatures. The CEO may exercise the special power of attorney on behalf of each Member by a facsimile or original signature of the CEO acting as an attorney-in-fact for all the Members.
11. Consequences of Dissolution Event.
     11.1 Dissolution Event. Upon the occurrence of any Dissolution Event, the Company shall dissolve unless the remaining Members (“Remaining Members”) holding a majority of the remaining Membership Interests consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. If the Remaining Members consent to the continuation of the business of the Company, the Company and/or the Remaining Members shall purchase, and the member whose actions or conduct resulted in the Dissolution Event (“Former Member”) or such Former Member’s legal representative shall sell, the Former Member’s Membership Interest (“Former Member’s Interest”) as provided in this Section 11 to avoid dissolution of Company.
     11.2 Purchase Price. The purchase price for the Former Member’s Interest shall be the Capital Account balance of the Former Member as adjusted pursuant to Section 4.4 (i.e., after first booking to fair market value the Member’s share of the Company’s assets to determine the Net Income or Net Loss that would have resulted if such asset were sold for such value, with such Net Income or Net Loss shall then be allocated pursuant to Section 7); provided, however, if the Dissolution Event results from a breach of this Agreement by the Former Member, the purchase price shall be reduced by an amount equal to the damages suffered by the Company or the Remaining Members as a result of such breach.
     11.3 Notice of Intent to Purchase. Within thirty (30) days after the fair market value of the Former Member’s Interest has been determined in accordance with Section 1.1, each Remaining Member desiring to purchase a portion of the Former Member’s Interest shall notify the each other Member in writing of his or her interest. The failure of any Remaining Member to submit a notice within the applicable period shall constitute an election on the part of the Member not to purchase any of the Former Member’s Interest. Each Remaining Member so electing to purchase shall be entitled to purchase a portion of the Former Member’s Interest in the same proportion that the Percentage Interest of the Remaining Member bears to the aggregate of the Percentage Interests of all of the Remaining Members electing to purchase the Former Member’s Interest.
     11.4 Election to Purchase Less Than All of the Former Member’s Interest. If any Remaining Member elects to purchase none or less than all of his or her pro rata share of the
Operating Agreement for Hansen Quality, LLC

Former Member’s Interest, then the Remaining Members can elect to purchase more than their pro rata share. If the Remaining Members fail to purchase the entire interest of the Former Member, the Company shall purchase any remaining share of the Former Member’s Interest.
     11.5 Payment of Purchase Price. The purchase price shall be paid by the Company or the Remaining Members, as the case may be, by either of the following methods, each of which may be selected separately by the Company or the Remaining Members:
          11.5.1 the Company or the Remaining Members shall at the closing pay in cash the total purchase price for the Former Member’s Interest; or
          11.5.2 the Company or the Remaining Members shall pay at the closing twenty percent (20%) of the purchase price in which case the balance of the purchase price shall then be paid in four equal annual principal installments, plus accrued interest, and be payable each year on the anniversary date of the closing. The unpaid principal balance shall accrue interest at the current applicable federal rate as provided in the Code for the month in which the initial payment is made, but the Company and the Remaining Members shall have the right to prepay in full or in part at any time without penalty. The obligation to pay the balance due shall be evidenced by a promissory note, and if purchased by a Remaining Member, secured by a pledge of the Membership Interest being purchased.
     11.6 Closing of Purchase of Former Member’s Interest. The closing for the sale of a Former Member’s Interest pursuant to this Section 11 shall be held at 10:00 a.m. at the principal office of Company no later than sixty (60) days after the determination of the purchase price, except that if the closing date falls on a Saturday, Sunday, or California legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Former Member or such Former Member’s legal representative shall deliver to the Company or the Remaining Members an instrument of transfer (containing warranties of title and no encumbrances) conveying the Former Member’s Interest. The Former Member or such Former Member’s legal representative, the Company and the Remaining Members shall do all things and execute and deliver all papers as may be necessary fully to consummate such sale and purchase in accordance with the terms and provisions of this Agreement.
     11.7 Purchase Terms Varied by Agreement. Nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the Company or any Member of the Membership Interest of any Member in the Company desiring to retire, withdraw or resign, in whole or m part, as a Member.
12. Accountings, Records, Reporting.
     12.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, for financial purposes in accordance with GAAP and for tax purposes on the accrual method of accounting. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office in California all of the
Operating Agreement for Hansen Quality, LLC

information required by § 17058 of the Corporations Code to be maintained there, which statute currently requires that the following be so maintained:
          12.1.1 A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Economic Interest Owner;
          12.1.2 A current list of the full name and business or residence address of each manager;
          12.1.3 A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;
          12.1.4 Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;
          12.1.5 A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;
          12.1.6 Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and
               12.1.6.1 The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.
     12.2 Delivery to Members and Inspection.
          12.2.1 Each Member, manager and Economic Interest Owner has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, manager or Economic Interest Owner, (all of which purpose[s] shall be set forth in the written request) to:
               12.2.1.1 inspect and copy during normal business hours any of the Company records described in Sections 12.1.1 through 12.1.6.1; and
               12.2.1.2 obtain from the Company, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.
          12.2.2 As and only to the extent allowed by § 17106(i) of the Corporations Code, any request, inspection or copying by a Member or Economic Interest Owner under this Section 12.2 may be made by that Person or that Person’s agent or attorney.
Operating Agreement for Hansen Quality, LLC

     12.3 Annual Statements.
          12.3.1 To the extent required by § 17106(e) of the Corporations Code, the Company shall cause to be prepared at least annually, at Company expense, information relating to the Company that is necessary for the preparation of the Member’s federal and state income tax returns. The Company shall send or cause to be sent to each Member or Economic Interest Owner within 90 days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns, and, a copy of the Company’s federal, state, and local income tax or information returns for that year.
          12.3.2 The Company shall, at such times as is required by law, cause to be filed with the California Secretary of State the statement required under California Corporations Code § 17060.
     12.4 Filings. The Members, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Members, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If the Company is required by the Act to execute or file any document and, after demand, fails to do so within a reasonable period of time or refuses to do so, any officer or Member may prepare, execute and file that document with the California Secretary of State.
     12.5 Tax Matters for the Company Handled by Tax Matters Partner. Subject to Section 12.6 below, the Members, by the vote of a Majority in Interest, shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company and the Members. For so long as FNIS is a Member, it shall be designated as “Tax Matters Partner” (as defined in Code § 6231) and will serve as such so long as he is a Member, unless said designation is changed by the affirmative vote or written consent of a Majority in Interest of the Members. The Tax Matters Partners is authorized to act (at the Company’s expense) in connection with all examination of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings and to expend the Company funds for professional services and costs associated therewith. The “Tax Matters Partner” shall oversee the Company tax affairs in the overall best interests of the Company.
     12.6 Code § 754 Election. Any Member has the right and authority to make any election, if permitted by applicable law, to adjust the basis of Company property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Company and Company distributions.
Operating Agreement for Hansen Quality, LLC

13. Dissolution and Winding Up.
     13.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound upon the first to occur of the following:
          13.1.1 the happening of any Dissolution Event;
          13.1.2 the entry of a decree of judicial dissolution pursuant to § 17351 of the Corporations Code; or
          13.1.3 the vote or written consent of: (a) for so long as Hansen Quality or Hansen Trust are Members, all of the Members; and (b) at any other time, by vote of a Majority in Interest of the Members.
     13.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 13.1, the Members shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.
     13.3 Winding Up. Upon the occurrence of any event specified in Section 13.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Members, or a Person designated by a Majority in Interest of the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold (as promptly as is consistent with obtaining the fair market value thereof), shall cause the proceeds, to the extent sufficient, to be applied and distributed as provided in Section 13.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Members or other Person winding upon the affairs of the Company shall be entitled to reasonable compensation for such services.
     13.4 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Income or Net Loss that would have resulted if such asset were sold for such value, such Net Income or Net Loss shall then be allocated pursuant to Section 7, and the Members’ Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Member receiving the asset; provided, however, in the latter case, if Members holding a Majority in Interest object (ignoring the Percentage Interest of the Member receiving the asset), the valuation shall be made by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by said Majority in Interest. The Member objecting to the valuation shall pay for the appraisal unless the appraisal indicates a mid-range, value for the asset(s) in question that is, in the aggregate, ten
Operating Agreement for Hansen Quality, LLC

percent (10%) or more above or below the contested value, in which case the Member setting the value shall pay for the appraisal.
     13.5 Order of Payments Upon Dissolution. Within a reasonable period of time after the occurrence of any one of the events described in Section 13.1, the Company’s assets and/or the proceeds from the sale of illiquid assets, shall, to the extent sufficient therefor, shall be applied and distributed in the following order:
          13.5.1 First, to the payment and discharge (or the adequate provision for payment and discharge) of all of the Company’s debts and liabilities to creditors other than Members;
          13.5.2 Second, to the payment and discharge of all of the Company’s debts and liabilities to Members; and
          13.5.3 The balance to each Member in accordance with their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods, until each Member’s Capital Account is reduced to zero.
     13.6 Payment of Liabilities. The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, has been adequately provided for upon dissolution of the Company if the payment has been provided for by either of the following means:
          13.6.1 Payment thereof has been assumed or guaranteed in good faith by one or more financially responsible persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Members to be adequate at the time of any distribution of the assets pursuant to this Section.
          13.6.2 The amount of the debt or liability has been deposited as provided in § 2008 of the California Corporations Code.
     This Section 13.6 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.
     13.7 Compliance with Regulations. All payments to the Members upon the winding up and dissolution of the Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations § 1.704-1.
     13.8 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look to the assets of Company for the return of his or her positive Capital Account balance and shall have no recourse for his or her Capital Contribution and/or share of Net Incomes (upon dissolution or otherwise) against any other Member except as expressly provided in Section 14.
Operating Agreement for Hansen Quality, LLC

     13.9 Certificate of Cancellation. The Person or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.
     13.10 No Action for Dissolution. Except as expressly permitted in this Agreement, no Member shall take any voluntary action that directly causes the dissolution of the Company (whether the dissolution is under this Section 13 or otherwise). The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 13.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation. Accordingly, except where the Members have failed to liquidate the Company as required by this Section 13, each Member hereby waives and renounces his or her right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Act or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 13.10 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.
14. Indemnification and Insurance.
     14.1 Definitions. For purposes of this Section 14, the following definitions shall apply:
          14.1.1 “Expenses” shall include, without limitation, attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees of accountants, experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or other participant in a Proceeding.
          14.1.2 “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative in nature, except a proceeding initiated by a Person pursuant to Section 14.10.2 of this Agreement to enforce such Person’s rights under this Agreement.
     14.2 Indemnification of Members and Officers.
          14.2.1 The Company shall indemnify any Member or officer of the Company who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than a Proceeding by or in the right of the Company) by reason of the fact that such Member or officer of the Company is or was an agent of the Company, against all Expenses, amounts paid in settlement, judgments, fines, penalties and
Operating Agreement for Hansen Quality, LLC

ERISA excise taxes actually and reasonably incurred by or levied against such manager or officer in connection with such Proceeding if it is determined as provided in Section 14.4 or by a court of competent jurisdiction that such Member or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding, whether by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a Member or officer of the Company did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that a Member or officer had reasonable cause to believe that his or her conduct was unlawful.
          14.2.2. The Company shall indemnify any Member or officer of the Company who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Member or officer is or was an agent of the Company only against Expenses actually and reasonably incurred by such Member or officer in connection with such Proceeding if it is determined as provided in Section 14.4 or by a court of competent jurisdiction that such Member or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter as to which such Member or officer shall have been adjudged liable to the Company unless and only to the extent that the court in which such Proceeding was brought (or other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Member or officer is fairly and reasonably entitled to indemnification for such Expenses which such court shall deem proper.
     14.3 Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that a Member or officer of the Company has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 14.2, or in defense of any claim, issue or matter therein, such manager or officer shall be indemnified against Expenses actually and reasonably incurred in connection therewith.
     14.4 Determination of Conduct. Any indemnification under Section 14.2 (unless ordered by a court as referred to in such Section) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member or officer of the Company is proper in the circumstances because such Member or officer has met the applicable standard of conduct set forth in Section 14.2. Such determination shall be made by the Members by a vote of a majority-in-interest of Members, whether or not constituting a quorum, who were not parties to such Proceeding.
     14.5 Payment of Expenses in Advance. Expenses incurred by a Member or officer of the Company in connection with a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Member or officer to repay such amount if it shall ultimately be determined that such Member or
Operating Agreement for Hansen Quality, LLC

officer is not entitled to be indemnified by the Company as authorized in this Section 14, with such undertaking being secured by the Member’s entire interest in the Company, if applicable.
     14.6 Indemnification of Other Agents. The Company may, but shall not be obligated to, indemnify any Person (other than a Member or officer of the Company) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including any Proceeding by or in the right of the Company) by reason of the fact that such Person is or was an agent of the Company (including Members who are not officers of the Company), against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by such Person in connection with such Proceeding under the same circumstances and to the same extent as is provided for or permitted in this Section 14 with respect to a Member or officer of the Company.
     14.7 Indemnity Not Exclusive. The indemnification and advancement of Expenses provided by, or granted pursuant to, the provisions of this Section 14, shall not be deemed exclusive of any other rights to which any Person seeking indemnification or advancement of Expenses may be entitled under any agreement, vote of Members, or otherwise, both as to action in such Person’s capacity as an agent of the Company and as to action in another capacity while serving as an agent. All rights to indemnification under this Section 14 shall be deemed to be provided by a contract between the Company and each Member and officer, if any, of the Company who serves in such capacity at any time while this Agreement and relevant provisions of the Act and other applicable law, if any are in effect. Any repeal or modification hereof or thereof shall not affect any such rights then existing.
     14.8 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section 14 or of Corporations Code § 17155. in the event a person shall receive payment from any insurance carrier or from the plaintiff in any action against such Person with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Company pursuant to this Section 14, such Person shall reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company to such Person exceed such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to such Person hereunder. In addition, upon payment of indemnified amounts under the terms and conditions of this Agreement, the Company shall be subrogated to such Person’s rights against any insurance carrier with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by such Person pursuant to the first sentence of this Section 14.8.
Operating Agreement for Hansen Quality, LLC

     14.9 Heirs, Executors and Administrators. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Section 14 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an agent of the Company and shall inure to the benefit of such Person’s heirs, executors and administrators.
     14.10 Right to Indemnification Upon Application.
          14.10.1 Any indemnification or advance under Section 14.2 or Section 14.5 shall be made promptly, and in no event later than sixty (60) days, after the Company’s receipt of the written request of a Member or officer of the Company therefor, unless, in the case of an indemnification, a determination shall have been made as provided in Section 14.4 that such Member or officer has not met the relevant standard for indemnification set forth in Section 14.2.
          14.10.2 The right of a Person to indemnification or an advance of Expenses as provided by this Section 14 shall be enforceable in any court of competent jurisdiction. Neither the failure by the Members of the Company or its independent legal counsel to have made a determination that indemnification or an advance is proper in the circumstances, nor any actual determination by the Members of the Company or its independent legal counsel that indemnification or an advance is not proper, shall be a defense to the action or create a presumption that the relevant standard of conduct has not been met. In any such action, the Person seeking indemnification or advancement of Expenses shall be entitled to recover from the Company any and all expenses of the types described in the definition of Expenses in Section 14.1.1 of this Agreement actually and reasonably incurred by such Person in such action, but only if he or she prevails therein.
     14.11 Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:
          14.11.1 To indemnify or advance funds to any Person with respect to a Proceeding initiated or brought voluntarily by such Person and not by way of defense, except as provided in Section 14.10.2 with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement, otherwise than as required under California law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if a determination is made in the manner provided in Section 14.4 that it is appropriate; or
          14.11.2 If a court of competent jurisdiction finally determines that any indemnification or advance of Expenses hereunder is unlawful.
     14.12 Partial Indemnification. If a Person is entitled under any provision of this Section 14 to indemnification by the Company for a portion of Expenses, amounts paid in settlement, judgments, fines, penalties incurred by such Person in any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Person for the portion of such Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes to which such Person is entitled.
Operating Agreement for Hansen Quality, LLC

15. Investment Representations. Each Member hereby represents and warrants to, and agrees with the other Members, and the Company as follows:
     15.1 Preexisting Relationship or Experience. (i) He or she has a preexisting personal or business relationship with the Company or one or more of its officers, other Members or control persons or (ii) by reason of his or her business or financial experience, or by reason of the business or financial experience of his or her financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, he or she is capable of evaluating the risks and merits of an investment in the Membership Interest and of protecting his or her own interests in connection with this investment.
     15.2 No Advertising. He or she has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Membership Interest.
     15.3 Investment Intent. He or she is acquiring the Membership Interest for investment purposes for his or her own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.
     15.4 Accredited Investor. He or she is an “accredited investor” as defined in Rule 501(c) promulgated by the Securities and Exchange Commission (the “SEC”).
     15.5 Residency. He or she is a resident of the state of California.
     15.6 Economic Risk. He or she is financially able to bear the economic risk of an investment in the Membership Interest, including the total loss thereof.
     15.7 No Registration of Membership Interest. He or she acknowledges that the Membership interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on her representations, warranties, and agreements herein.
     15.8 Membership Interest in Restricted Security. He or she understands that the Membership Interest is a “restricted security” under the Securities Act in that the Membership Interest will be acquired from the Company in a transaction not involving a public offering, and that the Membership Interest may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise the Membership Interest must be held indefinitely. In this connection, he or she understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of “restricted securities,” including the requirement that the securities must be held for at least two years after purchase thereof from the Company prior to
Operating Agreement for Hansen Quality, LLC

resale (three years in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances. He or she understands that the Company has not made such information available to the public and has no present plans to do so.
     15.9 No Obligation to Register. He or she represents, warrants, and agrees that the Company is under no obligation to register or qualify the Membership Interest under the Securities Act or under any state securities law, or to assist him or her in complying with any exemption from registration and qualification.
     15.10 No Disposition in Violation of Law. Without limiting the representations set forth above, he or she will not make any disposition of all or any part of the Membership Interest which will result in the violation by her or by the Company of the Securities Act, the California Corporate Securities Law of 1968, or any other applicable securities laws. Without limiting the foregoing, he or she agrees not to make any disposition of all or any part of the Membership Interest unless and until:
          15.10.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or
          15.10.2 (i) He or she has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company she has furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.
     15.11 Legends. He or she understands that the certificates (if any) evidencing the Membership Interest may bear one or all of the following legends:
          15.11.1 “THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH HEREIN.”
          15.11.2 Any legend required by applicable state securities laws.
Operating Agreement for Hansen Quality, LLC

     15.12 Investment Risk. He or she acknowledges that the Membership Interest is a speculative investment which involves a substantial degree of risk of loss by him or her of his or her entire investment in the Company, that he or she understands and takes full cognizance of the risk factors related to the purchase of the Membership Interest, and that the Company is newly organized and has no financial or operating history.
     15.13 Investment Experience. He or she is an experienced investor in unregistered and restricted securities of limited liability companies and are speculative and high-risk ventures.
     15.14 Restrictions on Transfer ability. He or she acknowledges that there are substantial restrictions on the transferability of the Membership Interest pursuant to this Agreement, that there is no public market for the Membership Interest and none is expected to develop, and that, accordingly, it may not be possible for him or her to liquidate his or her investment in the Company.
     15.15 Information Reviewed. He or she has received and reviewed all information he or she considers necessary or appropriate for deciding whether to purchase the Membership Interest. He or she has had an opportunity to ask questions and receive answers from the Company, the other Members and employees regarding the terms and conditions of purchase of the Membership Interest and regarding the business, financial affairs, and other aspects of the Company and has further had the opportunity to obtain all information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which he or she deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to him or her.
     15.16 No Representations By Company. Neither any Member, any agent or employee of the Company or of any Member, or any other Person has at any time expressly or implicitly represented, guaranteed, or warranted to him or her that he or she may freely transfer the Membership Interest, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Membership Interest that past performance or experience on the part of the Member or their Affiliates or any other person in any way indicates the predictable results of the ownership of the Membership Interest or of the overall Company business, that any cash distributions from Company operations or otherwise will be made to the Members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Company.
     15.17 Consultation with Attorney. He or she has been advised to consult with his or her own attorney regarding all legal matters concerning an investment in the Company and the tax consequences of participating in the Company, and has done so, to the extent he or she considers necessary.
     15.18 Tax Consequences. He or she acknowledges that the tax consequences to his or her of investing in the Company will depend on his or her particular circumstances, and neither the Company, the Members, nor the partners, shareholders, members, managers, agents, officers, directors, employees, Affiliates, or consultants of any of them will be responsible or liable for the
Operating Agreement for Hansen Quality, LLC

tax consequences to him or her own advisers with respect to the tax consequences of this investment.
     15.19 No Assurance of Tax Benefits. He or she acknowledges that there can be no assurance that the Code or the Regulations will be amended or interpreted in the future in such a manner so as to deprive the Company and the Members of some or all of the tax benefits they might now receive, nor that some of the deductions claimed by the Company or the allocations of items of income, gain, loss, deduction, or credit among the Members may not be challenged by the Internal Revenue Service.
     15.20 Indemnity. He or she shall indemnify and hold harmless the Company, each and every other Member, and any officers, directors, shareholders, managers, members, employees, partners, agents, attorneys, registered representatives, and control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of or arising from any misrepresentation or misstatement of facts or omission to represent or state facts made by him or her including, without limitation, the information in this Agreement, against losses, liabilities, and expenses of the Company, each and every other Member, and any officers, directors, shareholders, managers, members, employees, partners, attorneys, accountants, agents, registered representatives, and control persons of any such Person (including attorneys’ fees, judgments, fines, and amounts paid in settlement, payable as incurred) incurred by such Person in connection with such action, suit, proceeding, or the like.
16. Mediation of Disputes.
     16.1 Agreement to Use Procedure. The Members have entered into this Agreement in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably toward the objective of avoiding litigation. Accordingly, the Members agree if any dispute arises between them relating to this Agreement (the “Dispute”), they will first utilize the procedures specified in this Section 16 (the “Procedure ”)before any Additional Proceedings. The Procedure shall be used in connection with any alleged breach of this Agreement as well as any deadlock in voting or disagreement regarding the operations of the Company.
     16.2 Initiation of Procedure. The Member seeking to initiate the Procedure (the “Initiating Member”) will give written notice to the other Member(s). The notice must describe in general terms the nature of the Dispute and the Initiating Member’s claim for relief. Additionally, the notice must identify one or more individuals with authority to settle the Dispute on the Initiating Member’s behalf. The Members receiving the notice (collectively, the “Responding Member” whether one or more) will have five business days within which to designate by written notice to the Initiating Member, one or more individuals with authority to settle the dispute on the Responding Member’s behalf. The individuals so designated will be known as the “Authorized Individuals.” The Responding Member may authorize himself or herself as an Authorized Individual. The Initiating Member and the Responding Member will collectively be referred to as the “Disputing Members” or individually “Disputing Member.”
Operating Agreement for Hansen Quality, LLC

     16.3 Direct Negotiations. The Authorized Individuals may investigate the Dispute as they deem appropriate. But they agree to promptly, and in no event later than 30 days from the date of the Initiating Member’s written notice, meet to discuss the Dispute’s resolution. The Authorized Individuals will meet at the times and places and with the frequency as they may agree. If the Dispute has not been resolved within 30 days from their initial meeting date, the Disputing Members will cease direct negotiations and will submit the Dispute to mediation in accordance with the following procedure.
     16.4 Mediator Selection. The Authorized Individuals will have five business days from the date they cease direct negotiations to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any Member. Within five days from the date the list is received, the Authorized Individuals will rank the mediators in numerical order of preference and exchange the rankings. If one or more names are on both lists, the highest-ranking person will be designated as the mediator. If no mediator has been selected under this procedure, the Disputing Members agree jointly to request a State or Federal District Judge of their choosing to supply within ten business days a list of potential qualified attorney-mediators. If they cannot agree upon a State or Federal Judge, the Local Administrative Judge for the county in which the Partnership’s principal office is located may supply the list. Within five business days from the date the list is received, the Authorized Individuals will again rank the proposed mediators in numerical order of preference and will simultaneously exchange the list and will select as the mediator the individual receiving the highest combined ranking. If the mediator is not available to serve, they will proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.
     16.5 Mediation Time and Place. In consultation with the mediator selected, the Authorized Individuals will promptly designate a mutually convenient time and place for the mediation. Unless circumstances require otherwise, the time for mediation may not be later than 45 days after selecting the mediator.
     16.6 Information Exchange. If any Disputing Member to this Agreement has substantial need for information in another Disputing Member’s possession in order to prepare for the mediation, all Disputing Members will attempt in good faith to agree to procedures to expeditiously exchange the information, with the mediator’s help if required.
     16.7 Summary of Views. At least seven days before the first scheduled mediation session, each Disputing Member will deliver to the mediator and to the other Disputing Members a concise written summary (no more than ten pages) of its views on the matter in Dispute and the other matters required by the mediator. The mediator may also request that a confidential issue paper be submitted by each Disputing Member to him or her.
     16.8 Parties to be Represented. In the mediation, each Disputing Member will be represented by an Authorized Individual and may be represented by counsel. In addition, each Disputing Member may, with the mediator’s permission, bring the additional Persons as needed to respond to questions, contribute information, and participate in the negotiations.
Operating Agreement for Hansen Quality, LLC

     16.9 Conduct of Mediation.
          16.9.1 Mediation Format. The Mediator will determine the format for the meetings. The format must be designed to assure that:
               16.9.1.1 both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each Disputing Member’s views on the matter in dispute; and
               16.9.1.2 the authorized parties attempt to negotiate to resolve the matter in dispute, with or without the assistance of counsel or others, but with the mediator’s assistance.
          16.9.2 Commitment to Participate in Mediation in Good Faith. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the Disputing Members. The mediation session will be private. The mediator will keep confidential all information learned in private caucus with any Disputing Member unless specifically authorized by the Disputing Member to disclose the information to the other Disputing Member. The Disputing Members commit to participate in the proceedings in good faith with the intention of resolving the Dispute if at all possible.
     16.10 Termination of Procedure.
          16.10.1 Procedure to Terminate Mediation. The Disputing Members agree to participate in the mediation procedure to its conclusion. The mediation will be terminated by:
               16.10.1.1 executing a settlement agreement by the Disputing Members;
               16.10.1.2 declaring to the mediator that the mediation is terminated; or
               16.10.1.3 a Disputing Member declaring in writing that the mediation process is terminated when one half-day’s mediation session is concluded.
          16.10.2 If Dispute Is Not Resolved. Even if the mediation is terminated without the Dispute’s resolution, the Disputing Members agree not to terminate negotiations and not to commence any Additional Proceedings before five days following the mediation expire. Any Disputing Member may, however, commence Additional Proceedings within the five-day period if the Dispute could be barred by any applicable statute of limitations.
     16.11 Additional Proceedings. The parties agree to participate in good faith in the ADR to its conclusion. If the Disputing Members are not successful in resolving the dispute through the ADR, then the Disputing Members agree that the dispute will be settled as otherwise allowed by law (“Additional Proceedings”).
Operating Agreement for Hansen Quality, LLC

     16.12 Mediation Fees; Disqualification. The mediator’s fees and expenses will be shared equally by the Disputing Members. The mediator will be disqualified as a witness, consultant, expert, or counsel for any Disputing Member with respect to the Dispute and any related matters.
     16.13 Confidentiality. Mediation is a compromise negotiation for purposes of Federal and State Rules of Evidence and constitutes privileged communication under California law. The entire mediation process is confidential, and no stenographic, visual, or audio record will be made. All conduct, statements, promises, offers, views, and opinions, whether oral or written, made in the mediation’s course by any Disputing Member, their agents, employees, representatives or other invitees and by the mediator are confidential and will, in addition and where appropriate, be deemed privileged. The conduct, statements, promises, offers, views, and opinions will not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties. It will not be disclosed to anyone not any Partner’s agent, employee, expert, witness, or representative. Evidence otherwise discoverable or admissible is not, however, excluded from discovery or admission as a result of its use in mediation.
17. Miscellaneous.
     17.1 Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.
     17.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.
     17.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.
     17.4 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.
Operating Agreement for Hansen Quality, LLC

     17.5 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
     17.6 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.
     17.7 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.
     17.8 Jurisdiction. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in San Diego, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him or her maybe effected by service of process by registered or certified mail addressed as provided in Section 17.12 of this Agreement, and that when so made shall be as if served upon him or her personally within the State of California.
     17.9 Exhibits. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.
     17.10 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.
     17.11 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.
     17.12 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) days’ prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.
     17.13 Amendments. All amendments to this Agreement will be in writing and signed by all of the Members; provided, however, that any voting provision that relates to a matter in which
Operating Agreement for Hansen Quality, LLC

the vote required to approve or reject the item, is more than said percentage, then the amendment must be approved by that greater vote percentage.
     17.14 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.
     17.15 Waiver of Action for Partition. No Member or Economic Interest Owner has any interest in specific property of the Company. Without limiting the foregoing, each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company.
     17.16 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     17.17 Attorney Fees. In the event that any dispute between the Company and the Members or among the members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses.
     17.18 Time is of the Essence. All dates and times in this Agreement are of the essence.
     17.19 Governing Law. The laws of the State of California shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.
     17.20 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.
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(the signature page follows)
Operating Agreement for Hansen Quality, LLC

     IN WITNESS WHEREOF, the Members of Hansen Quality, LLC, a California limited liability company, have executed this Agreement, effective as of the Effective Date.

Hansen Family Trust dated April 4, 1997, Trust 3
5/28/02	/s/ Gregory F. Hansen
Date	By: Gregory F. Hansen, Co-trustee

5/28/02	/s/ Kathleen Hansen
Date	By: Kathleen Hansen, Co-trustee

Hansen Quality Loan Services, a California corporation
5/28/02	/s/ Greg Hansen
Date	By: Greg Hansen
Its: President

Operating Agreement for Hansen Quality, LLC

EXHIBIT A
to
Operating Agreement for Hansen Quality, LLC

MEMBER’S	INITIAL	CAPITAL	CONTRIBUTION;
PERCENTAGE INTERESTS AND ADDRESSES

		Member’s Capital	Member’s
Member’s Name	Member’s Address	Contribution	Percentage Interest

Gregory F. Hansen and Kathleen Hansen, as Trustees of the Hansen Family Trust dated April 4, 1997, Trust 3	1518 Glorietta Blvd., Coronado CA 92118	$150,000	1%

Hansen Quality Loan Services, a California corporation	2204 Garnet Avenue, Suite 102, San Diego, CA 92109	See Note 1	99%

Note 1:	The assets described on Schedule 1.
Members

Hansen Family Trust dated April 4, 1997, Trust 3
5/28/02	/s/ Gregory F. Hansen
Date	By: Gregory F. Hansen, Co-trustee

5/28/02	/s/ Kathleen Hansen
Date	By: Kathleen Hansen, Co-trustee

Hansen Quality Loan Services, a California corporation
5/28/02	/s/ Greg Hansen
Date	By: Greg Hansen
Its: President

     This Exhibit or a copy of it should be prepared and signed by the Members each time an additional Capital Contribution is made to the Company and/or each time a transfer of a Membership Interest is made by Members in order to keep Membership Interests up to date for voting and distribution purposes. Each revised Exhibit should be attached to this Agreement and made available for inspection by each Member.
Exhibit A to Hansen Quality, LLC Operating Agreement
Member’s Initial Capital Contribution; Percentage Interests and Addresses

ASSIGNMENT OF 55% LLC MEMBERSHIP INTEREST
     For value received, receipt and sufficiency of which is acknowledged, the undersigned hereby sells, assigns and transfers to Fidelity National Information Services, Inc., a Delaware corporation (“FNIS”), a fifty-five percent (55%) membership interest and percentage interest in and to Hansen Quality, LLC, a California limited liability company (the “LLC”).
     The undersigned hereby appoints the Secretary of Hansen Quality as Attorney to transfer the said membership and percentage interest on the books of Hansen Quality, with full power of substitution in the premises. This Assignment of LLC Membership Interest is signed pursuant to a Membership Purchase Agreement by and between the undersigned, its sole shareholder, and FNIS.

Hansen Quality Loan Services, a California corporation
5/28/02	/s/ Gregory F. Hansen
Date	By: Gregory F. Hansen
Its: President

AGREEMENT TO BE BOUND TO OPERATING AGREEMENT
     By its signature below, the undersigned acknowledges delivery of the foregoing Assignment of LLC Membership Interest and agrees to be bound to the Operating Agreement for Hansen Quality, LLC, a copy of which is attached hereto as Exhibit A (the “Operating Agreement”), to the same extent as if it were a signatory thereto.

Fidelity National Information Solutions, Inc. a Delaware corporation
By:
Date	Its:

ACKNOWLEDGEMENT OF ADMISSION TO HANSEN QUALITY, LLC
     The undersigned approve the admission of FNIS as a member of Hansen Quality, LLC, holding a fifty-five percent Percentage Interest (as that term is defined in the Operating Agreement) in that LLC, and acknowledge that FNIS is now a member of that LLC.

5/28/02	/s/ Gregory F. Hansen
Date	Gregory F. Hansen, as President of Hansen
Corporation, as President of Hansen LLC, and as Co-Trustee of the Hansen Family Trust date April 4, 1997, Trust 3 (each separately)

5/28/02	/s/ Kathleen Hansen
Date	Kathleen Hansen, as Co-Trustee of the Hansen Family Trust dated April 4, 1997, Trust 3